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                               KEMPISTY & COMPANY
                           15 Maiden Lane, Suite 1003
                            New York, New York 10038
                               Tel: (212) 406-7272



                                                    February 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re:  Talram Corporation

Dear Sir/Madam:

We have read the statements that we understand Talram Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                         Very truly yours,


                                         /s/ Kempisty & Company CPA, PC
                                         ------------------------------
                                         Kempisty & Company
                                         Certified Public Accountants, P.C.


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